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                                                                    EXHIBIT 23.1









             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 27, 1998, which appears on page 26 of the 1998 Annual Report to Shareholders of Hughes Supply, Inc., which is incorporated by reference in the Hughes Supply, Inc. Annual Report on Form 10-K for the year ended January 30, 1998.


/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP

Orlando, Florida
June 26, 1998